
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                      97,537,592
<SECURITIES>                                         0
<RECEIVABLES>                                  377,170<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              94,719,347<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                94,719,347<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             8,548,495<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,274,605
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,273,890
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,273,890
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,273,890
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $377,170.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(3,195,415).
<F3>Liabilities include redemptions payable of $888,602, accrued management fees of $314,040 and accrued administrative expenses payable of $193,220.
<F4>Total revenue includes realized trading revenue of $8,699,266, net change in unrealized of $(3,476,925) and interest income of $3,326,154.


